certification

Kevin Wolf, President/Principal Executive Officer, and Erik Naviloff, Treasurer/Principal Financial Officer of Northern Lights Fund Trust II (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer Treasurer/Principal Financial Officer

Northern Lights Fund Trust II Northern Lights Fund Trust II

/s/ Kevin Wolf                               /s/ Erik Naviloff

Kevin Wolf                                   Erik Naviloff

Date: 2/5/16                                  Date: 2/5/16

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Northern Lights Fund Trust II and will be retained by the Northern Lights Fund Trust II and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.